UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 4, 2015

Date of Report (Date of earliest event reported)

Ruckus Wireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35734	54-2072041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Java Drive Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 265-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, Bart Burstein notified Ruckus Wireless, Inc. (the “Company”) of his retirement from the Company as Senior Vice President of Corporate Development & Strategy, effective as of November 9, 2015. Mr. Burstein will not receive any severance benefits in connection with his retirement.

Concurrent with his retirement from the Company as Senior Vice President of Corporate Development & Strategy, and upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of the Company, the Board appointed Mr. Burstein as a Class I director of the Company. Mr. Burstein will serve until the Company’s 2016 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal, and, while Mr. Burstein will not receive an initial grant of equity upon his appointment to the Board, he will otherwise receive compensation as a non-employee director under the Company’s non-employee director compensation policy, as in effect from time to time and as described in the Company’s proxy statement for its annual meeting of stockholders, filed with the Securities and Exchange Commission on April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUCKUS WIRELESS, INC.

Dated: November 10, 2015

	By:	/s/ Scott Maples
Scott Maples
Vice President, General Counsel and Corporate Secretary